UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2011

WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-11155	23-1128670
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 North Cascade Avenue, 2nd Floor, Colorado Springs, CO	80903
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2011, Westmoreland Coal Company (the “Company”) announced the appointment of Russell Werner, 39, to the role of Corporate Controller (Principal Accounting Officer) effective May 24, 2011. Mr. Werner joined Westmoreland in June 2006 and was named Director of Accounting in April 2008. Prior to joining Westmoreland, Mr. Werner worked for nine years in public accounting. Mr. Werner holds a Bachelor of Science degree in Accounting and became a certified public accountant in 1994.

There are no family relationships between Mr. Werner and any of the Company’s directors or executive officers. Since joining the Company, Mr. Werner has had no related person transactions that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits

     (d)     Exhibits

Exhibit No.	Description
99.1	Press Release dated June 17, 2011 announcing appointment of Mr. Werner

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: June 17, 2011	By:	/s/ Kevin Paprzycki

Kevin Paprzycki Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 17, 2011 announcing appointment of Mr. Werner